Exhibit 99.1

Fusion-io Reports 59% Year-Over-Year Revenue Growth in Fiscal First Quarter 2013

SALT LAKE CITY – Oct. 24, 2012 – Fusion-io, Inc. (NYSE: FIO) today announced its financial results for its fiscal first quarter ended September 30, 2012.

•	Revenue: $118.1 million

•	GAAP Gross Margin of 59.4% and Non-GAAP Gross Margin of 59.5%

•	GAAP Net Earnings per Diluted Share: 4 cents

•	Non-GAAP Net Earnings per Diluted Share: 14 cents

•	Operating Cash Flow: $28.7 million

Fiscal First Quarter 2013 GAAP Financial Results

Fusion-io reported record revenue of $118.1 million for the fiscal first quarter 2013, up 59% from $74.4 million for the same quarter of 2012 and up 11% from $106.6 million for the preceding quarter. Net income for the fiscal first quarter of 2013 was $3.9 million, or $0.04 per diluted share, compared to net income of $7.2 million, or $0.07 per diluted share, in the fiscal first quarter of 2012. Gross margin for the fiscal first quarter 2013 was 59.4%. Operating margin for the fiscal first quarter 2013 was 7.2%.

Fiscal First Quarter 2013 Non-GAAP Financial Results

Non-GAAP net income for the fiscal first quarter of 2013 was $14.9 million, or $0.14 per diluted share, compared to non-GAAP net income of $15.1 million, or $0.15 per diluted share in the same quarter of 2012. Non-GAAP gross margin for the fiscal first quarter 2013 was 59.5%. Non-GAAP operating margin for the fiscal first quarter 2013 was 19.5%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“We are pleased with our execution in the first quarter and our ability to continue to capture market share,” said David Flynn, Fusion-io chairman and chief executive officer. “Our innovative use of flash memory technology in our portfolio of software defined data acceleration solutions is yielding significant performance and efficiency improvements for our customers’ data centers. We believe the economic benefits enabled by flash technology and Fusion-io software become only more compelling over time.”

Dennis Wolf, Fusion-io chief financial officer, added: “Our 59% year-over-year revenue growth, approximately $29 million in operating cash flow, and approximately $350 million in cash and cash equivalents as of the end of the quarter put us in a healthy financial position to be able to continue to invest in growth.”

Other Financial Highlights

•	Cash and cash equivalents totaled $353.9 million at the end of fiscal first quarter 2013, an increase of $32.7 million compared to the prior quarter-end.

•	Deferred revenue at the end of fiscal first quarter 2013 was $34.5 million, an increase of $5.6 million compared to the prior quarter-end.

•	Inventory was $67.2 million at the end of fiscal first quarter 2013, an increase of $7.7 million compared to the prior quarter-end.

•	Capital expenditures were $5.2 million in fiscal first quarter 2013.

Recent Business Highlights

•

On August 27, Fusion-io announced that its Fusion ioTurbine virtualization caching software now offers intelligent application caching for the Linux guest operating system, in addition to supporting the Microsoft Windows guest operating system.

•

On August 21, Fusion-io and NetApp announced that the companies had entered into a resale agreement whereby NetApp will resell Fusion-io ioMemory platform products and server caching software products, Fusion ioTurbine, for virtualized environments, and Fusion-io directCache for non-virtualized environments.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2013 financial results.

Second quarter of fiscal year 2013:

•	Revenue is expected to be essentially flat sequentially.

•	Non-GAAP gross margin is expected to be in the range of 56 to 58%.

•	Non-GAAP operating margin is expected to be approximately 10%.

•	Diluted shares outstanding are expected to be approximately 112 million shares.

Fiscal Year 2013 guidance remains unchanged, as follows:

•	Revenue growth is expected to be in the range of 45 to 50%.

•	Non-GAAP gross margin is expected to be in the range of 56 to 58%.

•	Non-GAAP operating margin is expected to be approximately 12%.

•	Diluted shares outstanding are expected to be approximately 114 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP income from operations divided by GAAP revenue. Non-GAAP income from operations consists of GAAP income from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, and acquisition related costs.

•

Non-GAAP net income is calculated as GAAP net income excluding the effects of stock-based compensation expense, changes in the fair value of a common stock repurchase derivative liability, amortization of intangible assets, acquisition related costs, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, and tax provision adjustments related to stock-based awards.

•	Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by GAAP weighted-average diluted shares outstanding.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Wednesday, October 24, 2012, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3348 6319. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, October 31, 2012. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3348 6319. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our second fiscal quarter of 2013 and our full fiscal year 2013, assumptions underlying the expected benefits and value of our products and solutions to our customers and end users, our continued focus and investment on innovation, expanding our customer and reseller base and investing in our growth, our expectations concerning our technologies, products and solutions, including our ioMemory platform and software products, our expectations concerning our recently announced collaboration with NetApp, and our beliefs concerning the market for and benefits of our products and solutions. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisition of IO Turbine, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2011	2012
Revenue	$74,385	$118,115
Cost of revenue (1)	27,354	47,994

Gross profit	47,031	70,121
Operating expenses:
Sales and marketing (1)	17,477	25,020
Research and development (1), (3)	11,152	21,568
General and administrative (1), (4)	13,737	15,084

Total operating expenses	42,366	61,672

Income from operations	4,665	8,449
Other income (expense):
Interest income	49	114
Interest expense	(46)	(30)
Other income (expense) (2)	795	(29)

Income before income taxes	5,463	8,504
Income tax benefit (expense) (5), (6)	1,726	(4,571)

Net income	$7,189	$3,933

Net income per share:
Basic	$0.09	$0.04
Diluted	$0.07	$0.04
Weighted-average number of shares used in per share amounts:
Basic	82,008	94,221
Diluted	103,454	108,425

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$27	$109
Sales and marketing	1,103	2,134
Research and development	1,619	4,427
General and administrative	7,027	7,219

Total stock-based compensation expenses	$9,776	$13,889

(2) Includes other income related to changes in the fair value of a common stock repurchase derivative liability	$(761)	$—
(3) Includes amortization of intangible assets	$365	$656
(4) Includes acquisition related costs	$1,320	$—
(5) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$(2,782)	$—
(6) Includes tax provision adjustments related to stock-based awards	$—	$(3,563)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	September 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$321,239	$353,893
Accounts receivable, net	56,720	65,671
Inventories	59,457	67,203
Prepaid expenses and other current assets	9,224	8,597

Total current assets	446,640	495,364
Property and equipment, net	31,245	33,892
Intangible assets, net	8,164	7,508
Goodwill	54,777	54,777
Other assets	194	370

Total assets	$541,020	$591,911

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,765	$23,779
Accrued and other current liabilities	29,187	31,633
Deferred revenue	20,715	25,427

Total current liabilities	59,667	80,839
Deferred revenue, less current portion	8,154	9,052
Other liabilities	12,276	12,782
Commitments and contingencies
Stockholders’ equity:
Common stock	19	19
Additional paid-in capital	531,478	555,836
Accumulated other comprehensive (loss) income	(15)	8
Accumulated deficit	(70,559)	(66,625)

Total stockholders’ equity	460,923	489,238

Total liabilities and stockholders’ equity	$541,020	$591,911

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2011	2012
Operating activities:
Net income	$7,189	$3,933
Adjustments to reconcile net income from operating activities:
Depreciation and amortization	1,592	3,188
Stock-based compensation	8,983	13,889
Excess tax benefit from stock-based awards	—	(4,385)
Deferred taxes	(2,782)	—
Other non-cash items	(762)	—
Changes in operating assets and liabilities:
Accounts receivable, net	10,645	(8,951)
Inventories	(35,920)	(7,746)
Prepaid expenses and other assets	526	457
Accounts payable	14,104	14,014
Accrued and other liabilities	220	8,658
Deferred revenue	(701)	5,610

Net cash provided by operating activities	3,094	28,667
Investing activities:
Business acquisition, net of cash acquired	(17,578)	—
Proceeds from the sale of property and equipment	1	—
Purchases of property and equipment	(4,222)	(5,175)

Net cash used in investing activities	(21,799)	(5,175)
Financing activities:
Repayment of capital lease obligations	(79)	—
Proceeds from exercises of stock options	69	4,279
Issuance of restricted stock awards and restricted stock units, net of repurchases	—	(1,055)
Proceeds from issuance of common stock under employee stock purchase plan	1,052	1,459
Excess tax benefit from stock option exercises	—	4,385

Net cash provided by financing activities	1,042	9,068
Effect of exchange rate changes on cash and cash equivalents	(66)	94

Net (decrease) increase in cash and cash equivalents	(17,729)	32,654
Cash and cash equivalents at beginning of period	219,604	321,239

Cash and cash equivalents at end of period	$201,875	$353,893

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2011	2012
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$47,031	$70,121
Stock-based compensation	27	109

Gross profit on a non-GAAP basis	$47,058	$70,230

Revenue	$74,385	$118,115
Gross margin on a GAAP basis	63.2%	59.4%
Gross margin on a non-GAAP basis	63.3%	59.5%
Reconciliation of Operating Income and Operating Margin on a GAAP Basis to Operating Income and Operating Margin on a Non-GAAP Basis:
Operating income on a GAAP basis	$4,665	$8,449
Stock-based compensation	9,776	13,889
Amortization of intangible assets	365	656
Acquisition related costs	1,320	—

Operating income on a non-GAAP basis	$16,126	$22,994

Revenue	$74,385	$118,115
Operating margin on a GAAP basis	6.3%	7.2%
Operating margin on a non-GAAP basis	21.7%	19.5%
Reconciliation of Net Income on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net income on a GAAP basis	$7,189	$3,933
Stock-based compensation	9,776	13,889
Other income related to changes in the fair value of a common stock repurchase derivative liability	(761)	—
Amortization of intangible assets	365	656
Acquisition related costs	1,320	—
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	(2,782)	—
Tax provision adjustments related to stock-based awards	—	(3,563)

Net income on a non-GAAP basis	$15,107	$14,915

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2011	2012
Reconciliation of Diluted Net Income per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net income per share on a GAAP basis	$0.07	$0.04
Stock-based compensation	0.10	0.12
Other income related to changes in the fair value of a common stock repurchase derivative liability	(0.01)	—
Amortization of intangible assets	0.01	0.01
Acquisition related costs	0.01	—
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	(0.03)	—
Tax provision adjustments related to stock-based awards	—	(0.03)

Diluted net income per share on a non-GAAP basis	$0.15	$0.14